Exhibit 107

FILING FEE TABLES FOR

FORM S-8

Calculation of Filing Fee Tables

Form S-8

(Form Type)

ULTRA CLEAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Title of Each Class of Securities to be Registered	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)
Equity	Class A Common Stock, $0.001 par value per share, pursuant to the Amended and Restated Equity Incentive Plan	Rule 457(c) and Rule 457(h)	2,000,000	$42.33	(2)	$84,660,000	0.0001476	$12,495.82
Equity	Class A Common Stock, $0.001 par value per share, pursuant to the Amended and Restated Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	500,000	$35.99	(3)	$17,995,000	0.0001476	$2,656,06
	Total		2,500,000			$102,655,000		$15,151.88
	Total Fee Offsets(5)							$0.00
	Net Fee Due							$15,151.88

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of the Registrant’s Class A Common Stock (“Common Stock”) that become issuable under the Registrant’s Amended and Restated Stock Incentive Plan and the Registrant’s Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affecting such common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The offering price per share and the aggregate offering price are based upon $42.33 per share, which is the average of the high and low prices of Common Stock, as reported on the Nasdaq Global Select Market on March 19, 2024.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The offering price per share and the aggregate offering price are based upon $35.99 per share, which is 85% of the average of the high and low prices Common Stock, as reported on the Nasdaq Global Select Market on March 19, 2024.

(4)	Rounded to the nearest cent.

(5)	The Registrant does not have any fee offsets.